UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934*

Date of report (Date of earliest event reported)	November 26, 2008

Finlay Fine Jewelry Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-59380	13-3287757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Fifth Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 808-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_______________

*	The Registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 1.01         Entry into a Material Definitive Agreement.

On November 17, 2008, Finlay Fine Jewelry Corporation, a Delaware corporation (the “Company”), announced an agreement in principle to exchange its outstanding 8 3/8% Senior Notes due June 1, 2012 (the “Existing Notes”) held by certain noteholders (the “Participating Noteholders”), which were issued pursuant to its Indenture (the “Existing Indenture”), dated as of June 3, 2004, between the Company, and HSBC Bank USA, National Association, as Trustee (the “Trustee”), for new 8.375%/8.945% Senior Secured Third Lien Notes due June 1, 2012 of the Company (the “Third Lien Notes”). In addition, the Participating Noteholders agreed in principle to purchase new 11.375%/12.125% Senior Secured Second Lien Notes due June 1, 2012 of the Company (the “Second Lien Notes,” together with the Third Lien Notes, the “Secured Notes”).

In order to consummate these transactions, on November 17, 2008, the Company commenced a solicitation of consents to amend, and waivers of compliance with, certain provisions of the Existing Indenture (the “Solicitation”). The Solicitation expired at 5:00 P.M., New York City time, on November 25, 2008. Consents and waivers were received and accepted with respect to $162.8 million aggregate principal amount, or 81.4%, of the Existing Notes. The Company has received the requisite consents and on November 26, 2008, entered into a supplemental indenture (the “Supplemental Indenture”) between the Company and HSBC Bank USA, National Association, as trustee.

On November 26, 2008, the Company and the Participating Noteholders entered into an Exchange and Purchase Agreement (the “Exchange and Purchase Agreement”), pursuant to which the Participating Noteholders (a) exchanged (the “Exchange”) $139,640,000 in principal amount of their Existing Notes for new Third Lien Notes, and (b) purchased (the “Purchase,” and together with the Exchange, the “Exchange and Purchase”) $20,000,000 in principal amount of new Second Lien Notes. The Participating Noteholders beneficially own approximately 70% of the aggregate amount of the Existing Notes outstanding immediately prior to the Exchange and Purchase. The closing of the Exchange and Purchase occurred on November 26, 2008.

The Company also entered into an indenture, dated November 26, 2008, governing the Second Lien Notes (the “Second Lien Indenture”) among the Company, HSBC Bank USA, National Association, as trustee and collateral agent, and the guarantors named therein (including Finlay Enterprises, Inc.) and an indenture, dated November 26, 2008, governing the Third Lien Notes (the “Third Lien Indenture”) among the Company, HSBC Bank USA, National Association, as trustee and collateral agent, and the guarantors named therein (including Finlay Enterprises, Inc.).

The Secured Notes are guaranteed on a senior basis by substantially all of the Company’s wholly owned U.S. subsidiaries and by Finlay Enterprises, Inc. The Second Lien Notes are secured by perfected second priority liens and the Third Lien Notes are secured by perfected third priority liens on the collateral more fully described in the second lien security agreement, dated November 26, 2008 (the “Second Lien Security Agreement”) among the Company, the grantors named therein and HSBC Bank USA, National Association, as Collateral Agent (the “Collateral Agent”) and the third lien security agreement, dated November 26, 2008 (the “Third Lien Security Agreement”) among the Company, the grantors named therein and the Collateral Agent, respectively. The first priority security interests of the lenders under the Credit Agreement, the second priority security interests of the holders of the Second Lien Notes and the third priority security interest of the holders of the Third Lien Notes are governed by an intercreditor agreement, dated November 26, 2008 (the “Intercreditor Agreement”) among General Electric Capital Corporation, as first lien agent and HSBC Bank USA, National Association, as second lien agent and third lien agent.

Interest on the Secured Notes will be payable semiannually in arrears on June 1 and December 1 of each year. Interest on the Second Lien Notes will begin to accrue as of November 26, 2008 and will be payable beginning on June 1, 2009, at the sole option of the Company, (a) in cash at 11.375% per annum, or (b) in payment-in-kind (“PIK Interest”) at 12.125% per annum from November 26, 2008 until December 1, 2010 and thereafter in cash at 11.375% per annum. Interest on the Third Lien Notes will begin to accrue as of June 1, 2008 and will be payable beginning on December 1, 2008, at the sole option of the Company,

(a) in cash at 8.375% per annum, or (b) in PIK Interest at 8.945% per annum from June 1, 2008 until December 1, 2010 and thereafter in cash at 8.375% per annum. The initial interest payment on the Third Lien Notes will be payable on December 1, 2008 in the form of PIK Interest.

Participating Noteholders who exchanged Existing Notes for new Third Lien Notes in like principal amount gave up cash interest payable on December 1, 2008 under the Existing Notes with respect to interest accruing from June 1, 2008 and instead received PIK Interest for the same period under the Third Lien Notes.

Furthermore, each of the Second Lien Indenture and Third Lien Indenture contains covenants that are similar to the covenants in the Company’s Existing Indenture that will limit the Company’s and the Guarantors’ ability to (i) pay dividends or distributions, repurchase equity, prepay subordinated debt or make certain investments, (ii) incur additional debt or issue preferred stock, (iii) incur liens on assets,(iv) merge or consolidate with another company or sell all or substantially all assets, (v) enter into transactions with affiliates, and (vi) allow to exist certain restrictions on the ability of subsidiaries to transfer assets.

In addition, as a condition precedent to the transactions, the Company entered into an amendment (the “Credit Amendment”) to the existing senior credit agreement (the “Credit Agreement”), pursuant to which the lenders thereunder consented to the transactions under the Exchange and Purchase Agreement and related documents.

The foregoing description of the Exchange and Purchase Agreement, the Supplemental Indenture, the Credit Amendment, the Second Lien Indenture, the Third Lien Indenture, the Second Lien Security Agreement, the Third Lien Security Agreement and the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full terms of the Exchange and Purchase Agreement, the Supplemental Indenture and the Credit Amendment which are filed as Exhibits 10.1, 4.1, 10.2, 4.2, 4.3, 10.3, 10.4 and 4.4, respectively, hereto. Each of the foregoing documents is incorporated by reference herein.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the terms of the Second Lien Indenture and Third Lien Indenture included in Item 1.01 above and the related exhibits are incorporated herein by reference.

Item 8.01 Other Events.

The description of the Solicitation included in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Supplemental Indenture to the Existing Notes, dated November 26, 2008.
4.2	Second Lien Indenture governing the Second Lien Notes, dated November 26, 2008.
4.3	Third Lien Indenture governing the Third Lien Notes, dated November 26, 2008.
4.4	Intercreditor Agreement, dated November 26, 2008 among General Electric Capital Corporation, as first lien agent and HSBC Bank USA, National Association, as second lien agent and third lien agent.
10.1	Exchange and Purchase Agreement, dated November 26, 2008, among the Company and the Noteholders set forth therein

10.2

Amendment No. 1 to the Credit Agreement, dated November 18, 2008, Finlay Fine Jewelry Corporation, Carlyle & Co. Jewelers LLC, L. Congress, Inc., as borrowers, Finlay Enterprises, Inc., Finlay Jewelry, Inc., Finlay Merchandising & Buying LLC, eFinlay, Inc. and Park Promedade LLC, as credit parties, General Electric Capital Corporation, as agent and lender, and the lenders signatory thereto.

10.3	Second Lien Security Agreement, dated November 26, 2008 among the Company, the grantors named therein and HSBC Bank USA, National Association, as Collateral Agent
10.4	Third Lien Security Agreement, dated November 26, 2008 among the Company, the grantors named therein and HSBC Bank USA, National Association, as Collateral Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY FINE JEWELRY CORPORATION

Date: December 3, 2008	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick
Senior Vice President, Treasurer and Chief Financial Officer